    Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. § 1350

This certification, which is being filed pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose.  In connection with the accompanying Quarterly Report on Form 10-QSB of Fresh Ideas Media, Inc. for the quarter ended August 31, 2007, I, Phillip E. Ray, hereby certify, in my capacity as an officer of Fresh Ideas Media, Inc., that to my knowledge:

1.  The Quarterly Report on Form 10-QSB of Fresh Ideas Media, Inc. for the quarter ended August 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Quarterly Report on Form 10-QSB of Fresh Ideas Media, Inc. for the quarter ended August 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Fresh Ideas Media, Inc.

Date: October 30, 2007	/s/ Phillip E. Ray
Phillip E. Ray, President (Principal Executive, Financial and Accounting Officer)